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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 10, 2002

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                              ECHO BAY MINES LTD.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)

   Incorporated under the
       laws of Canada                   1-8542                     None
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)

            Suite 1210, 10180-101 Street, Edmonton, Alberta T5J 3S4
              (Address of principal executive offices) (Zip Code)

                                (780) 496-9002
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)

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Item 5.  Other Events.

     In order to effectuate a combination of their respective businesses, Kinross Gold Corporation, a corporation governed by the Business Corporations Act (Ontario) ("Kinross"), TVX Gold Inc., a corporation governed by the Canada Business Corporations Act ("TVX"), and Echo Bay Mines Ltd., a corporation governed by the Canada Business Corporations Act ("Echo Bay"), announced their intention to enter into a combination agreement whereby holders of common shares of TVX receive 0.65 common shares of Kinross for each common share of TVX and the holders of common shares of Echo Bay receive 0.52 common shares of Kinross for each common share of Echo Bay. In a proposed concurrent transaction, TVX intends to acquire Newmont Mining Corporation's interest in the TVX Newmont Americas joint venture.

     Echo Bay announced its intention to enter into a combination agreement by issuing a press release on June 10, 2002, a copy of which is attached hereto and incorporated herein by reference as Exhibit 99.1.


Item 7.       Exhibits.


Exhibit No.                                 Exhibit

   99.1 Press Release of Kinross Gold Corporation, TVX Gold Inc. and Echo Bay Mines Ltd., dated June 10, 2002.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        ECHO BAY MINES LTD.


                                        By: /s/ Lois-Ann L. Brodrick
                                            --------------------------------
                                            Name:  Lois-Ann L. Brodrick
                                            Title: Vice President and
                                                   Secretary


Date: June 10, 2002


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                               INDEX TO EXHIBITS


Exhibit No.                          Exhibit

   99.1 Press Release of Kinross Gold Corporation, TVX Gold Inc. and Echo Bay Mines Ltd., dated June 10, 2002.